UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On July 18, 2016, Aceto Corporation (“Aceto” or the “Company”) announced that it has appointed Walter J. Kaczmarek III, 57, to serve as the Company’s Chief Operating Officer, effective as of August 1, 2016. Mr. Kaczmarek served as the President of the Multisource Pharmaceutical Division of Mallinckrodt Pharmaceuticals from 2012 until accepting a position with the Company. Prior to serving at Mallinckrodt, he held various positions of increasing responsibility including Senior Vice President, Commercial Operations at Fougera Pharmaceuticals, Inc. (from 2004 to 2012), and Vice President, National Accounts, at McKesson Corporation (from 2000 to 2004).

In connection with Mr. Kaczmarek’s appointment as the Company’s Chief Operating Officer, the Company has entered into a letter agreement (the “Agreement”) with Mr. Kaczmarek setting forth the terms of his employment. Material terms of the Agreement are set forth below:

•	Mr. Kaczmarek’s initial base salary will be $475,000 per annum.

•	During his employment, Mr. Kaczmarek will be eligible to participate in the Company’s annual performance award program as in effect from time to time. Mr. Kaczmarek’s target performance award will be 60% of base salary, pro-rated for the remainder of the fiscal year ending June 30, 2017. The achievement of the performance award for each fiscal year, if any, will be based on Company performance and Mr. Kaczmarek’s performance for the relevant year.

•	In accordance with the terms of the Aceto Corporation 2015 Equity Participation Plan, for the fiscal year ending June 30, 2017, Mr. Kaczmarek will be awarded (i) 15,000 shares of the Company’s restricted common stock, par value $0.01 per share (“Common Stock”), vesting in equal annual installments over a three year period, and (ii) 15,000 restricted stock units subject to performance-based vesting, subject in each case to adjustment in the event that Mr. Kaczmarek’s start date is later than August 1, 2016.

•	As an inducement to encourage Mr. Kaczmarek to join the Company, Mr. Kaczmarek will also receive, on a one-time basis, (i) a grant of 40,000 shares of the Company’s restricted Common Stock, vesting in equal annual installments over a three year period; (ii) $100,000 in cash payable within the first payroll period upon Mr. Kaczmarek’s employment and (iii) an additional $50,000 in cash payable upon proof of Mr. Kaczmarek’s permanent relocation to the New York/New Jersey area.

•	During his employment, upon satisfying certain applicable eligibility conditions, Mr. Kaczmarek will be entitled to participate in a benefit package generally available to the Company’s executives, consisting of health insurance, life insurance, participation in a 401(k) plan, a Supplemental Executive Retirement Plan and a Flex Spending Plan, and the use of a Company automobile in accordance with the Company’s automobile policy.

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•	The Agreement provides for “at-will” employment subject to termination by either party pursuant to the terms of the Agreement. In the event of Mr. Kaczmarek’s voluntary resignation, Mr. Kaczmarek is required to deliver at least thirty (30) days’ prior written notice to the Company.

•	If the Company terminates Mr. Kaczmarek’s employment other than for cause pursuant to the Agreement, the Company will be required to continue to pay Mr. Kaczmarek’s base salary, at the rate then in effect, for the fifteen month period following the date of termination, subject to offset by any amounts earned by Mr. Kaczmarek through other employment or consultancy during the fifteen (15) month period.

In connection with Mr. Kaczmarek’s employment, the Company entered into a change in control agreement with Mr. Kaczmarek (the “Change in Control Agreement”). The Change in Control Agreement provides for “double trigger” change in control severance protections, as summarized below, which means no amount will become payable under the Change in Control Agreement unless a “change in control” of Aceto occurs and Mr. Kaczmarek’s employment is terminated by Aceto other than for “cause” or by Mr. Kaczmarek for “good reason” within a specified period following the change in control. Material terms of the Change in Control Agreement are set forth below:

•	The Change in Control Agreement will automatically terminate if Mr. Kaczmarek ceases to be an employee of Aceto for any reason prior to the occurrence of a “change in control” (as defined in the Change in Control Agreement). In addition, the Company may terminate the Change in Control Agreement on one (1) year’s prior written notice; provided that, if a “change in control” of the Company occurs while the Change in Control Agreement is in effect, no such termination notice shall become effective until the second anniversary of the “change in control.”

•	If, during the two (2) year period following the occurrence of a “change in control,” Mr. Kaczmarek’s employment is terminated by the Company other than for “cause” (as defined in the Change in Control Agreement) or by Mr. Kaczmarek for “good reason” (as defined in the Change in Control Agreement), subject to the provisions regarding Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), summarized below, Mr. Kaczmarek generally will be entitled to the following (in lieu of any other severance payments to which he may be entitled):

o	a cash lump sum equal to two (2) times the sum of Mr. Kaczmarek’s base salary and annual performance award for the fiscal year preceding the “change in control;”

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o	continued participation in the Company’s group health plan, at the Company’s expense, for a period of two (2) years;

o	certain compensatory amounts that have accrued prior to termination; and

o	to the extent not theretofore already vested, the vesting in full of one hundred percent (100%) of Mr. Kaczmarek’s then-outstanding and unvested “equity awards” (as defined in the Change in Control Agreement). If, however, an outstanding equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the equity award will vest as to one hundred percent (100%) of the amount of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

•	To the extent any amount or benefit to be provided pursuant to the Change in Control Agreement or otherwise (collectively, the “Payments”) would be treated as an “excess parachute payment,” as that phrase is defined in Section 280G of the Code, then the amounts and benefits Mr. Kaczmarek would otherwise receive shall be either (i) paid or allowed in full; or (ii) reduced (but not below zero) to the maximum amount which may be paid without causing any Payment to be nondeductible to the Company under Section 280G of the Code, or subject the executive to an excise tax under Section 4999 of the Code, whichever would result in the executive’s receipt, on an after-tax basis, of the greatest amount of Payment.

•	Mr. Kaczmarek is required to execute a general release in favor of the Company, as a condition to receiving the severance payments contained in the Change in Control Agreement, and to comply with customary post-employment covenants in favor of the Company, including confidentiality, non-competition, and non-solicitation covenants.

There are no family relationships between Mr. Kaczmarek and any other executive officers or directors of Aceto. Mr. Kaczmarek was not appointed as Chief Operating Officer pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Agreement and the Change in Control Agreement do not purport to be complete, and are qualified in their entirety by reference to the complete text of the foregoing agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. A copy of the press release announcing Mr. Kaczmarek’s appointment is attached hereto as Exhibit 99.1.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between the Company and Walter J. Kaczmarek III
10.2	Change in Control Agreement, by and between the Company and Walter J. Kaczmarek III
99.1	Press release, dated July 18, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: July 18, 2016	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

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Exhibit Index

10.1	Letter Agreement between the Company and Walter J. Kaczmarek III
10.2	Change in Control Agreement, by and between the Company and Walter J. Kaczmarek III
99.1	Press release, dated July 18, 2016

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